                                                                     Exhibit 4.2

                           TENTH AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

     THIS TENTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement"), is entered into on September 2, 2004 among ALSIUS CORPORATION, a California corporation (the "Company"), and certain investors in the Company listed on Exhibit A hereto (as it may be amended from time to time pursuant to the terms hereof) ("Investors").

                                   WITNESSETH:

     WHEREAS, pursuant to the Restated Articles (as defined in that certain Series F Preferred Stock Purchase Agreement, dated as of the date hereof, among the Company and such Investors named therein (the "Series F Agreement")), the outstanding shares of Series C-1, Series C-2 and Series D Preferred Stock have been reclassified into shares of Series C-D Preferred Stock;

     WHEREAS, certain of the Investors hold shares of the Company's Common Stock, Series A, Series B, Series C-D, Series E and/or Series F Preferred Stock (the "Prior Parties") and possess registration rights, information rights, rights of first refusal, and other rights pursuant to that certain Ninth Amended and Restated Investor Rights Agreement, dated as of December 23, 2003, between the Company, such Investors and certain other shareholders of the Company (the "Ninth Restated Agreement");

     WHEREAS, on the date hereof, CHANNEL Medical Partners, L.P. ("CHANNEL"), Canaan Equity II L.P., Canaan Equity II L.P. (QP) and Canaan Equity II Entrepreneurs LLC ("Canaan") and other existing Investors are purchasing Series F Preferred Stock of the Company pursuant to a Series F Agreement;

     WHEREAS, it is a condition to the obligations of CHANNEL and Canaan that this Agreement be executed by the parties hereto, and the parties are willing to execute, and to be bound by the provisions of, this Agreement;

     WHEREAS, the undersigned Prior Parties desire to terminate the Ninth Restated Agreement and to accept on behalf of themselves and all other Investors, the rights created pursuant hereto in lieu of the rights granted to them under the Ninth Restated Agreement;

     WHEREAS, the Investors and the Company are executing this Agreement to, among other things, amend Section 2.3(b) of the Ninth Restated Agreement to change the number of shares of Common Stock that may be issued to employees, officers, directors and consultants from 900,000,000 shares to 2,100,000 shares to reflect the 500-for-1 reverse split of the Company's capital stock effected on March 22, 2004 and an increase in the number of authorized shares reserved for issuance to employees, officers, directors and consultants, to amend Section
3.6 of the Ninth Restated Agreement to clarify the requirements to amend the agreement, to reflect the reclassification of the Series C-1, Series C-2 and Series D Preferred Stock into Series C-D Preferred Stock, to make certain other changes to the Ninth Restated Agreement in connection with the sale of the Series F Preferred Stock to CHANNEL and Canaan, and to make CHANNEL and Canaan parties to the Ninth Restated Agreement; and

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     WHEREAS, the Investors executing this Agreement hold a majority of the shares held by all investors who are party to the Ninth Restated Agreement and a majority of the shares of Series C-D, Series E and Series F Preferred Stock or Common Stock issuable upon conversion thereof, and therefore, have the power under Section 3.6 of the Ninth Restated Agreement to amend such agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the Ninth Restated Agreement hereby agree that the Ninth Restated Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

                                   SECTION 1
                               REGISTRATION RIGHTS

          1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Bridge Notes" shall mean the convertible promissory notes made by the Company, dated April 30, 2003, in connection with a bridge financing of the Company of approximately $3,088,000 and the convertible promissory notes made by the Company, dated November 20, 2003, in connection with a bridge financing of $500,000.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

     "Common Stock" shall mean common stock of the Company, no par value.

     "Company" shall have the meaning assigned to such term in the Preamble hereto.

     "Holder" shall mean any person holding Registrable Securities (or securities convertible into or exchangeable for Registrable Securities) to whom the rights under this Section 1 were granted directly from the Company and any person holding Registrable Securities (or securities convertible into or exchangeable for Registrable Securities) to whom the rights under this Section 1 have been transferred in accordance with Section 1.10 hereof.

     "Initiating Holders" shall have the meaning set forth in Section 1.2 hereof.

     "Qualified IPO" shall mean a firm underwritten public offering by the Company of its Common Stock, with net proceeds of at least $20,000,000 and with a price per share of at least $0.025 (adjusted for any stock splits, stock dividends or recapitalizations), prior to the deduction of underwriting commissions and offering expenses.

     "Registrable Securities" means (i) the Common Stock issued in exchange for the common stock issued by Retroperfusion Systems, Inc. ("RSI") upon conversion of the RSI Series B, Series C and Series D Preferred Stock and in exchange for the RSI Series E and

Series F Preferred Stock, (ii) the Common Stock issued upon exercise of the warrants issued under the Loan and Warrant Subscription Agreements dated on or about August 17, 1993, (iii) the Common Stock issued under the Loan and Warrant Subscription Agreements dated October 1994, (iv) the Common Stock issued or issuable upon conversion of the Series A, Series B, Series C-D, Series E and Series F Preferred Stock (v) the Common Stock issuable upon conversion of the Warrants issued in connection with the Bridge Notes and (vi) any Common Stock of the Company issued or issuable in respect of the above described securities upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the above described securities; provided, however, that shares of Common Stock or other securities shall not be treated as Registrable Securities for purposes of Section 1 hereof if they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any regular or special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

     "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Company acquired pursuant to the Series A Preferred Stock Subscription Agreements of various dates.

     "Series B Preferred Stock" shall mean the Series B Preferred Stock of the Company acquired pursuant to the Note Conversion Agreement dated May 31, 1996.

     "Series C-D Preferred Stock" shall mean the Series C-D Preferred Stock issued upon exchange of (i) the Series C-1 and Series C-2 Preferred Stock of the Company issued pursuant to the Series C-1 and Series C-2 Preferred Stock Purchase Agreement dated as of March 14, 1997, including 106,250 shares of Series C-1 Preferred Stock issued to Guidant Corporation in exchange for consulting services, (ii) 163,077 shares of Series C-2 Preferred Stock of the Company issued to Guidant Corporation pursuant to the Termination Agreement and Release dated November 1, 1998 by and between the Company and Guidant Corporation (the "Termination and Release"), (iii) the Series C-2 Preferred Stock of the Company issued pursuant to the Series C-2 Agreement and (iv) the Series D Preferred Stock of the Company acquired pursuant to the Series D Preferred Stock Purchase Agreement dated as of May 17, 2000.

     "Series E Preferred Stock" shall mean the Series E Preferred Stock of the Company acquired pursuant to the Series E Preferred Stock Purchase Agreement dated as of November 8, 2000, and the Series E Preferred Stock Purchase Agreement dated as of July 17, 2002.

     "Series F Preferred Stock" shall mean the Series F Preferred Stock of the Company acquired pursuant to the Series F Preferred Stock Purchase Agreement, dated as of the date of December 23, 2003, or acquired pursuant to the Series F Preferred Stock Purchase Agreement dated as of the date of this Agreement.

     "Warrants" means those certain warrants to purchase Common Stock of the Company, dated April 30, 2003, issued to the initial purchasers of the Bridge Notes.

          1.2 Requested Registration.

               (a) In case the Company shall receive at any time after the earlier of (i) September 1, 2004 and (ii) six (6) months after the effective date of the first registration statement filed by the Company covering an offering of any of its securities to the public, a written request from Holders ("Initiating Holders") that the Company effect any registration, qualification or compliance with respect to at least forty percent (40%) of the Registrable Securities (or any lesser number of Registrable Securities if the anticipated aggregate offering price to the public from the proposed sale of such Registrable Securities, net of underwriting discounts and commissions, would exceed $8,000,000), the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.2:

                         (A) In any particular jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

                         (B) During the period starting with the date sixty (60)
days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                         (C) After the Company has effected two such
registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective; or

                         (D) If the Company shall furnish to such Holders a
certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, the Company may only defer one registration pursuant to this Section 1.2(a)(ii)(D) in any twelve month period.

     Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

               (b) In the event that a registration pursuant to Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be, underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders who have elected to participate in the registration (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. In the event of any such withdrawal, the participating Holders may increase their participation pro rata up to the amount equal to the withdrawn securities.

          1.3 Company Registration.

               (a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                    (i) promptly give to each Holder written notice thereof; and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

               (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to
Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities or other securities to be included in such registration, provided, however, that after the Company's initial firm commitment underwritten public offering (the "IPO") no such limitation shall reduce the percentage of Registrable Securities included in such registration below fifty percent (50%). In the Company's IPO, such limitation may reduce the percentage of Registrable Securities included in such registration to 0%. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities contractually entitled to registration in the offering held by such Holders and such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. In the event of any such withdrawal, the participating

Holders may increase their participation pro rata up to the amount equal to the withdrawn securities.

               (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          1.4 Registration on Form S-3.

               (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this
Section 1.4 in any twelve (12) month period. In the event that a registration statement pursuant to this Section 1.4 is for a registered public offering involving an underwriting, the substantive provisions of Section 1.2(b) shall be applicable to such registration initiated under this Section 1.4.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within forty-five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and the Registrable Securities which are the subject of the requested registration will be included in such Company initiated registration; or (iii) if the Company shall furnish to such Holder a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; provided, however, the Company may only defer one registration pursuant to this Section 1.4(b) in any twelve month period.

          1.5 Expenses of Registration. All Registration Expenses, excluding underwriting discounts and commissions, incurred in connection with any registration effected pursuant to the terms of Section 1.2, 1.3 and 1.4 hereof, shall be borne by the Company.

However, if any Holder elects to withdraw from an underwriting under Section 1.2 or 1.4, then that Holder shall be responsible for all of its Registration Expenses for that particular registration. All Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

          1.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the Registration Statement has been completed; provided, however, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to section 13 or 15(d) of the Exchange Act (as defined below) in the registration statement.

               (b) As promptly as practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as soon as practicable thereafter, prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of any registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Act.

               (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.7 Indemnification.

               (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this
Section 1.7 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 1.7(b).

               (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that the Indemnifying Party shall bear the expense of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          1.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) So long as a Holder owns any Registrable Securities that are "restricted securities" under Rule 144 under the Act, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          1.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted Investor under Sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by an Investor provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) such assignee or transferee acquires at least 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits', and the like and aggregating all shares of Registrable Securities held by entities affiliated with an Investor, including but not limited to trusts for the benefit of an Investor or Investor's immediate family members and any partners of an Investor) or the securities into which they are convertible. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned, in connection with a distribution by such Investor, to any partner, former partner, affiliate or the estate of any such partner without compliance with item (b) above, provided written notice thereof is promptly given to the Company.

          1.11 Standoff Agreement. Each Holder agrees, so long as such Holder holds at least one percent (1%) of the Company's outstanding voting equity securities, in connection with an underwritten public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of a Qualified IPO and not to exceed ninety (90) days, or one hundred twenty (120) days if the Holder holds ten percent (10%) of the outstanding stock of the Company, in the case of any other public offering) from the effective date of such registration as may be requested by the underwriters; provided, that all other Holders of at least one percent (1%) of the Company's outstanding voting equity securities and all of the officers and directors of the Company who own stock of the Company also agree to such restrictions.

          1.12 Termination of Registration Rights. No Holder of Registrable Securities shall be entitled to exercise any right provided in this Section 1 after five (5) years following the consummation of a Qualified IPO if such Holder can sell its securities under Rule 144, or any successor rule, without any restriction on volume.

                                   SECTION 2
                            COVENANTS OF THE COMPANY

          2.1 Basic Financial Information. The Company will furnish the following reports to each Holder of at least 400 shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like and aggregating all shares of Registrable Securities held by entities affiliated with an Investor, including but not limited to trusts for the benefit of an Investor or Investor's immediate family members and any partner of an Investor) of the Company's Registrable Securities (each a "Significant Holder"):

               (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

               (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

               (c) From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), and in lieu of the financial information required pursuant to Sections 2.1(a) and (b), copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

          2.2 Additional Information Rights.

               (a) The Company will deliver the following reports and other information to each Significant Holder:

                    (i) As soon as practical after the end of each month and in any event within thirty (30) days thereafter a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

                    (ii) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such business plan shall be delivered to each Significant Holder as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

                    (iii) As soon as practicable after each meeting of the Company's Board of Directors, and in any event within thirty (30) days thereafter, a complete and accurate copy of the minutes of such meeting as recorded by the Secretary of the Company.

                    (iv) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries that has been furnished to the Company's Board of Directors.

               (b) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

               (c) Anything in Section 2 to the contrary notwithstanding, no Holder or Significant Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2. The Company shall not be required to comply with this Section 2.2 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than ten percent (10%) shareholder of a competitor.

               (d) Each Holder who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 shall in addition have the right to consult with and advise the officers of the Company as to the management of the Company.

          2.3 Right of Participation.

               (a) The Company hereby grants to each Investor holding at least 400 shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like and aggregating all shares of Registrable Securities held by entities affiliated with an Investor, including but not limited to family members of an Investor, trusts for the benefit of an Investor or Investor's immediate family members and any partner of an Investor) of the Company's Registrable Securities the right of participation to purchase up to its Pro Rata Share, as defined below, of New Securities (as defined in Section 2.3(b)) which the Company may, from time to time, propose to sell and issue. An Investor's Pro Rata Share, for purposes of this right of participation, is the ratio that the number of shares of Common Stock issued or issuable upon conversion of the Registrable Securities held by such Investor bears to the sum of the total shares of issued and outstanding Common Stock of the Company, including shares of Common Stock issuable upon conversion of outstanding capital stock or other convertible securities other than options or warrants.

               (b) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" shall not include (a) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51 %) of the voting power of the surviving or successor corporation, (b) shares of the Company's Common Stock or securities convertible into Common Stock or related options or warrants exercisable for or convertible into such Common Stock or securities convertible into Common Stock issued to employees, officers and directors of, and consultants pursuant to a plan approved by the Board of Directors of the Company up to an aggregate of 2,100,000 shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (c) up to five percent (5%) of outstanding capital stock of the Company on a fully diluted basis issued to customers, vendors, licensees, licensors, and equipment lessors of the Company, pursuant to any arrangement approved by the Board of Directors of the Company,
(d) shares issued upon conversion of shares of Series A, Series B, Series C-D, Series E or Series F Preferred Stock, (e) shares issued in connection with any stock split or recapitalization by the Company, (f) shares issued as a dividend or distribution on Series A, Series B, Series C-D, Series E or Series F Preferred Stock or (g) shares of Series C-D Preferred Stock issued in connection with the reclassification of the Series C-1, Series C-2 and Series D Preferred Stock.

               (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the maximum quantity of New Securities it will agree to purchase.

               (d) In the event an Investor fails to exercise the right of participation to purchase its Pro Rata Share of such New Securities within said fifteen (15) day period, the Company shall offer such shares to the other Investors who have elected to exercise their rights to purchase New Securities. Each such participating Investor shall be entitled to purchase that number of shares of new securities not being purchased by the non-participating Investor as determined by multiplying such non-purchased New Securities by a fraction, the numerator of which is the number of shares of New Securities being purchased by the participating Investor and the denominator of which is the number of shares of New Securities being purchased by all Investors electing to purchase a portion of the New Securities which would have been sold to the non-participating Investor. Each Investor electing to purchase such non-participating Investor's New Securities shall have five (5) days from the date of receipt of any notice from the Company with respect thereto to agree to purchase its respective share of such non-participating Investor's New Securities. Thereafter, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Investors at the price and upon the terms no more favorable to the purchasers of such securities then specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

               (e) The right of participation granted under this Agreement shall expire (a) upon the closing of and does not apply to shares issued in connection with a Qualified IPO and (b) as to each Investor if such Investor (along with affiliated entities of such Investor) no longer holds 400 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like).

               (f) The right of participation hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by an Investor provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) such assignee or transferee acquires at least 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits', and the like and aggregating all shares of Registrable Securities held by entities affiliated with an Investor, including but not limited to trusts for the benefit of an Investor or Investor's immediate family members and any partners of an Investor) or the securities into which they are convertible. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned, in connection with a distribution by such Investor, to any partner, former partner, affiliate or the estate of any such partner without compliance with item (b) above, provided written notice thereof is promptly given to the Company.

          2.4 Treatment of Investors.

               (a) No Investor will be offered (either directly or indirectly) any consideration or other rights in connection with any amendment, waiver or consent of or under the Company's articles of incorporation which is not offered to all Investors similarly situated.

               (b) No Investor will be offered (either directly or indirectly) any consideration or other rights, except as currently provided under the Ancillary Agreements (as defined in the Series F Agreement), in connection with any amendment or waiver of this Agreement which is not offered to all Investors similarly situated.

                                    SECTION 3
                                  MISCELLANEOUS

          3.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, by facsimile upon receipt of confirmation of delivery or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the Company's addressed in the case of the Company, or for the Investors, at the address indicated on Exhibit A, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6 Amendment and Waivers. Except as may be otherwise provided in
Section 3.7, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, the Investors holding a majority of the shares held by all Investors, and the Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of Series C-D, Series E and Series F Preferred Stock; provided, however, that any waiver or amendment that adversely affects an Investor in a manner that is materially different than the other Investors (other than differences resulting solely from ownership of a different amount of shares) shall require the written consent of such Investor in order to be binding on such Investor; and, provided further, that the Company may amend Exhibit A to this Agreement at any time and from time to time without the consent of any Investor solely to (i) add CHANNEL and any Rights Investor (as defined in the Purchase Agreement), in each case provided that CHANNEL and such Rights Investor executes a Counterpart to this Agreement in the form of Exhibit B hereto as a party to this Agreement, or (ii) reflect the conversion to Common Stock of the Preferred Stock of any Investor whose Preferred Stock is so converted (voluntarily or automatically) pursuant to the conversion provisions of such Preferred Stock, or to reflect any adjustment to the outstanding shares of Preferred Stock or Common Stock due to a stock split, stock dividend or recapitalization. Any amendment or waiver effected in accordance with this Section shall be binding upon all present and future Investors.

          3.7 Additional Registration Rights. The Company will not grant any registration rights not set forth herein without the prior approval of the Holders of more than fifty percent (50%) of the then outstanding Registrable Securities and the Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of Series C-D, Series E and Series F Preferred Stock; provided, however, in the event the Shareholders of the Company have legally and validly approved the sale of securities and the granting of registration rights to the holders thereof, such securities may be added to the definition of Registrable Securities hereunder and such holders shall constitute Holders hereunder to the extent they agree in writing to be bound by the terms and conditions hereof.

          3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9 Effect of Amendment or Waiver. Each Holder acknowledges that by the operation of Section 3.6 hereof less than all of the Holders (or transferees of Registrable Securities) may effect an amendment or waiver of provisions of this Agreement and may therefore diminish or eliminate all rights of such Holder under this Agreement even though such Holder has not consented to the amendment or waiver.

                         [SIGNATURES ON FOLLOWING PAGE]

                                        THE COMPANY

                                        ALSIUS CORPORATION


                                        By /s/ William J. Worthen
                                           --------------------------------
                                        Title President and Chief Executive
                                              Officer

                                        Address:

                                        15570 Laguna Canyon Road
                                        Suite 150
                                        Irvine, CA 92618

                                        INVESTORS:

                                        CANAAN EQUITY II L.P.

                                        By: Canaan Equity Partners II LLC


                                        By: /s/ James C. Furnivall
                                            -----------------------------
                                            Member/Manager
                                            James C. Furnivall

                                        Address: 105 Rowayton Avenue
                                                 Rowayton, CT 06853


                                        CANAAN EQUITY II L.P. (QP)

                                        By: Canaan Equity Partners II LLC


                                        By: /s/ James C. Furnivall
                                            -----------------------------
                                            Member/Manager
                                            James C. Furnivall

                                        Address: 105 Rowayton Avenue
                                                 Rowayton, CT 06853


                                        CANAAN EQUITY II ENTREPRENEURS LLC

                                        By: Canaan Equity Partners II LLC


                                        By: /s/ James C. Furnivall
                                            ------------------------------
                                            Manager
                                            James C. Furnivall

                                        Address: 105 Rowayton Avenue
                                                 Rowayton, CT 06853

                                        /s/ Dr. Seth Rudnick
                                        ----------------------------------------
                                        Dr. Seth Rudnick

                                        Address: Canaan Partners
                                                 105 Rowayton Ave
                                                 Rowayton, CT 06853


                                        Hutton Living Trust dated 12/10/96


                                        By: /s/ Wende Hutton
                                            ------------------------------------
                                        Name: Wende S. Hutton
                                        Title: Trustee

                                        Address: 2 Santiago Avenue
                                                 Atherton, CA 94027

                                        /s/ Gregory Kopchinsky
                                        ----------------------------------------
                                        Gregory Kopchinsky

                                        Address: Canaan Partners
                                                 105 Rowayton Ave
                                                 Rowayton, CT 06853

                                        CHANNEL MEDICAL PARTNERS, L.P.,
                                        a Delaware limited partnership

                                        By: CHANNEL Medical Management, L.L.C.
                                        Its: General Partner

                                        By: CHANNEL Medical Advisors, Inc.
                                        Its: Manager


                                        By: /s/ W. Gregory Shearer
                                            ------------------------------------
                                            W. Gregory Shearer
                                            President
                                        Address: 5750 Old Orchard Road
                                                 Suite 310
                                                 Skokie, IL 60077

                                        MAYFIELD VIII


                                        By: /s/ Harvey Schloss
                                            ------------------------------------
                                        Name: Harvey Schloss
                                        Title: Authorized Signatory

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025


                                        MAYFIELD ASSOCIATES FUND III


                                        By: /s/ Harvey Schloss
                                            ------------------------------------
                                        Name: Harvey Schloss
                                        Title: Authorized Signatory

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025


                                        FEVER TRUST


                                        By: /s/ James T. Beck
                                            ------------------------------------
                                        Name: James T. Beck
                                        Title: Administrative Trustee

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025


                                        FEVER TRUST II


                                        By: /s/ James T. Beck
                                            ------------------------------------
                                        Name: James T. Beck
                                        Title: Administrative Trustee

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025

                                        FEVER TRUST III


                                        By: /s/ James T. Beck
                                            ------------------------------------
                                        Name: James T. Beck
                                        Title: Administrative Trustee

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025

                                        NEW ENTERPRISE ASSOCIATES, VII,
                                        LIMITED PARTNERSHIP

                                        By: NEA Partners VII, Limited
                                            Partnership
                                            Its General Partner


                                        By: /s/ C. Richard Kramlich
                                            ------------------------------------
                                        Name: C. Richard Kramlich
                                        Title: General Partner

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025


                                        NEA PRESIDENTS FUND, L.P.

                                        By: NEA General Partners, L.P.
                                            Its General Partner


                                        By: /s/ C. Richard Kramlich
                                            ------------------------------------
                                        Name: C. Richard Kramlich
                                        Title: General Partner

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025


                                        NEA VENTURES 1997, LIMITED PARTNERSHIP


                                        By: /s/ Diane N. Williams
                                            ------------------------------------
                                        Name: Diane N. Williams
                                        Title: Vice President

                                        Address: 2800 Sand Hill Road
                                                 Menlo Park, CA 94025

                                       PIPER JAFFRAY HEALTHCARE FUND II
                                       LIMITED PARTNERSHIP

                                       By Piper Jaffray Healthcare Management
                                          Limited Partnership,
                                          its General Partner


                                       By: /s/ Edwin F. Scheetz III
                                           -------------------------------------
                                           Edwin F. Scheetz III,
                                           Vice President of
                                           Piper Jaffray Ventures, Inc.,
                                           its General Partner

                                           Address: Piper Jaffray Ventures, Inc.
                                                    100 Spear Street, Suite 1600
                                                    San Francisco, CA 94105

                                        VERTICAL FUND I, L.P.

                                        By Vertical Group, L.P., General Partner


                                        By: /s/ Stephen D. Baksa
                                            ------------------------------------
                                        Name: Stephen D. Baksa
                                        Title: President

                                        Address: 25 DeForest Avenue
                                                 Summit, NJ 07901


                                        VERTICAL FUND II, L.P.

                                        By Vertical Group, L.P., General Partner


                                        By: /s/ Stephen D. Baksa
                                            ------------------------------------
                                        Name: Stephen D. Baksa
                                        Title: President

                                        Address: 25 DeForest Avenue
                                                 Summit, NJ 07901

                                        MPM BIOVENTURES II, L.P.

                                        By: MPM Asset Management II, L.P.,
                                            its General Partner

                                        By: MPM Asset Management II LLC,
                                            its General Partner


                                        By: /s/ Kurt Wheeler
                                            ------------------------------------
                                        Name: Kurt C. Wheeler
                                        Title: Investment Manager
                                        Address: 111 Huntington Avenue
                                                 31st Floor
                                                 Boston, MA 02199


                                        MPM BIOVENTURES II-QP, L.P.

                                        By: MPM Asset Management II, L.P.,
                                            its General Partner

                                        By: MPM Asset Management II LLC,
                                            its General Partner


                                        By: /s/ Kurt Wheeler
                                            ------------------------------------
                                        Name: Kurt C. Wheeler
                                        Title: Investment Manager
                                        Address: 111 Huntington Avenue
                                                 31st Floor
                                                 Boston, MA 02199

                                        MPM BIOVENTURES GMBH & CO.
                                        PARALLEL-BETEILIGUNGS KG

                                        By: MPM Asset Management II, L.P.,
                                            in its capacity as the
                                            Special Limited Partner

                                        By: MPM Asset Management II LLC,
                                            its General Partner


                                        By: /s/ Kurt Wheeler
                                            ------------------------------------
                                        Name: Kurt C. Wheeler
                                        Title: Investment Manager
                                        Address: 111 Huntington Avenue
                                                 31st Floor
                                                 Boston, MA 02199


                                        MPM ASSET MANAGEMENT INVESTORS
                                        2000 B LLC


                                        By: /s/ Kurt Wheeler
                                            ------------------------------------
                                        Name: Kurt C. Wheeler
                                        Title: Investment Manager
                                        Address: 111 Huntington Avenue
                                                 31st Floor
                                                 Boston, MA 02199

                                        CYCAD GROUP, LLC


                                        By: /s/ K. Leonard Judson
                                            ------------------------------------
                                        Name: K. Leonard Judson
                                        Title: President and Manager

                                        Address: 6187 Carpinteria Avenue,
                                                 Suite 300
                                                 P.O. Box 5010
                                                 Carpentaria, CA 93014
                                        ev3 INC.


                                        By: /s/ Jim Corbett
                                            ------------------------------------
                                        Name: Jim Corbett
                                        Title: CEO

                                        Address: c/o  Jim Corbett
                                                 1861 Buerkle Road
                                                 White Bear, MN 55110

                                        ------------------------------------
                                        Stephen Corday, M.D.
                                        Address: Cedars-Sinai Medical Towers
                                                 8635 W. Third St. #790 West
                                                 Los Angeles, CA 90048


                                        THE CORDAY LIVING TRUST


                                        ------------------------------------
                                        Marion Corday, Trustee
                                        Address: 810 N. Roxbury Drive
                                                 Beverly Hills CA 90210-3018


                                        ELIOT CORDAY RESEARCH FOUNDATION


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                        UNICORN MEDICAL INCORPORATED


                                        By: /s/ P Gobin
                                            ------------------------------------
                                        Name: Y P Gobin
                                        Title: CEO

                                        Address: c/o Pierre Gobin, M.D.,
                                                 Department of Radiology
                                                 Cornell University
                                                 525 E. 68th Street
                                                 Box 141
                                                 New York, NY 10021


                                        PAMALION


                                        By: /s/ P Gobin
                                            ------------------------------------
                                        Name: Y P Gobin
                                        Title: Illegible

                                        Address: Address: c/o Pierre Gobin,
                                                 M.D.,
                                                 Department of Radiology
                                                 Cornell University
                                                 525 E. 68th Street
                                                 Box 141
                                                 New York, NY 10021

                                        /s/ P Gobin
                                        ----------------------------------------
                                        Yves P. Gobin, MD
                                        Address: 6 Cayuga Trail
                                                 Harrison, NY 10528

                                        THE FEFFER OLINS FAMILY TRUST

                                        /s/ Ethan D. Feffer
                                        ----------------------------------------
                                        Ethan D. Feffer, Trustee
                                        Address: 8 Tidal Surf
                                                 Newport Coast, CA 92657

                                        THE R. DAVID COLLIN TRUST DATED
                                        MARCH 17, 1999

                                        /s/ R. David Collin
                                        ----------------------------------------
                                        R. David Collin, Trustee
                                        Address: 579 N.E. Plantation Road
                                                 #307-8 South
                                                 Stuart, FL 34996

                             DAVID C. CORNETT AND CHRISTINE E.
                             CORNETT, TRUSTEES OF THE CORNETT FAMILY
                             TRUST U/D/T 1/15/86


                             By: /s/ David C. Cornett /s/ Christine E. Cornett
                                 ---------------------------------------------
                             Name: David C. Cornett Christine E. Cornett
                             Title: Trustees

                             Address: 2339 Port Carlisle Place
                                      Newport Beach, CA 92660


                             ARTHUR P. CODLING, TRUSTEE OF THE JOSHUA
                             PAYNE CORNETT 1986 TRUST UTA 1/15/86


                             By: /s/ Arthur P. Codling
                                 --------------------------------------------
                             Name: Arthur P. Codling
                             Title: Trustee

                             Address: 2339 Port Carlisle Place
                                      Newport Beach, CA 92660


                             ARTHUR P. CODLING, TRUSTEE OF THE TODD
                             COLLINS CORNETT 1986 TRUST UTA 1/15/86


                             By: /s/ Arthur P. Codling
                                 -------------------------------------------
                             Name: Arthur P. Codling
                             Title: Trustee

                             Address: 2339 Port Carlisle Place
                                      Newport Beach, CA 92660

                                        /s/ R. Austin Williams III
                                        ----------------------------------------
                                        R. Austin Williams, III
                                        Address: 2683 Green Street
                                                 San Francisco, CA 94123-4606

                                        /s/ Reid Alexander Williams
                                        ----------------------------------------
                                        Reid Alexander Williams
                                        Address: 13 Vandam Street
                                                 New York, NY 10013

                                        /s/ R. A. Williams, Jr.
                                        ----------------------------------------
                                        Raymond A. Williams, Jr.
                                        Address: 1960 Webster Street
                                                 Palo Alto, CA 94301

                                        THE WOOD FAMILY TRUST, DATED
                                        AUGUST 14, 1998

                                        /s/ Jeffrey G. Wood
                                        ----------------------------------------
                                        Jeffrey G. Wood, Co Trustee
                                        Address: Wall Street Property Company
                                                 567 San Nicolas Drive, Suite
                                                 207 Newport Beach, CA 92660

                     EXHIBIT A TO INVESTOR RIGHTS AGREEMENT

(This list does not reflect the conversion of certain shares of Preferred Stock into Common Stock as a result of the investment participation requirements of the Company's Series F Preferred Stock Financing. This list reflects pre-split shares for all classes and series of stock except the Series F Preferred Stock, which reflects post-split shares.)

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Advent Atlantic & Pacific, L.P.                                         3,353 Common
by TA Associates
Attn: Katherine S. Cromwell
125 High Street
Suite 2500
Boston, MA 02110

Advent Capital, Ltd.                                                      873 Common
by Advent International Corporation, General Partner
Attn: Paal Gisholt
101 Federal Street
Boston, MA 02110

Advent Chestnut II, L.P.                                                1,729 Common
by TA Associates
Attn: Katherine S. Cromwell
125 High Street
Suite 2500
Boston, MA 02110

Advent Industrial, L.P.                                                   997 Common
by TA Associates
Attn: Katherine S. Cromwell
125 High Street
Suite 2500
Boston, MA 02110

Advent International Investors, L.P.                                       41 Common
by Advent International Corporation, General Partner
Attn: Paal Gisholt
101 Federal Street
Boston, MA 02110

Advent V, L.P.                                                          6,248 Common
by TA Associates
Attn: Katherine S. Cromwell
125 High Street
Suite 2500
Boston, MA 02110

Amerivest, Inc.                                                           118 Common
Private Equity Investors
Attn: Charles Stetson, Jr.
115 E. 62nd Street
New York, NY 10021

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Robert K. Anderson                                                     21,609 Common
8070 N. Coconino Road
Paradise Valley, AZ 85253

Donald S. Baim, M.D.                                                       16 Common
31 Beethoven Avenue                                                   2,000 Series A
Newton, MA 02168-1732

Margaret A. Baim                                                           16 Common
9 Anthony Road                                                        2,000 Series A
Wayland, MA 01778                                                       161 Series F

Ellen S. Bancroft                                                     2,415 Series E
6 South View                                                            194 Series F
Coto de Caza, CA 92679                                                  292 Series F

Jacques Berland                                                            32 Common

Karen Blackfield                                                        2,894 Common
1046 Selby Avenue                                                    22,220 Series A
Los Angeles, CA 90024

Morris Blank                                                              149 Common
865 Comstock Drive
Los Angeles, CA 90024

The Harold and Jeanne Bloom Family Trust                                  150 Common
By Its Successor Trustees
Barbara Bloom
809 N. Harper Avenue
Los Angeles, CA 90046
and
Lisa Bloom
27155 Baxard Place
Valencia, CA 92354

Bost & Co.                                                              1,533 Common
(Nominee Name for Chestnut Capital International II)
By TA Associates
Attn: Katherine S. Cromwell
125 High Street
Suite 2500
Boston, MA 02110

Boston Safe Deposit and Trust Company as Trustee for                      303 Common
US WEST Master Trust
Attn: Ms. Christina Cantu
1 Cabot Road
Medford, MA 02155-5160

Brobeck, Phleger & Harrison LLP                                      12,077 Series E
38 Technology Drive
Irvine, CA 92618

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Channel Medical Partners, L.P.                                      666,667 Series F
5750 Old Orchard Road, Suite 310
Skokie, IL 60077

Robert D. Clark                                                         1,538 Common
2345 N. Green Valley Parkway
Suite 318
Henderson, NV 89014

Robert D. and Beverly S. Clark,                                         6,750 Common
as Community Property                                                12,000 Series A
2245 N. Green Valley Parkway                                          5,835 Series B
Suite 318
Henderson, NV 89014

Canaan Equity II L.P.                                             1,289,040 Series F
105 Rowayton Avenue
Rowayton, CT 06853

Canaan Equity II L.P. (QP)                                          576,624 Series F
105 Rowayton Avenue
Rowayton, CT 06853

Canaan Equity II Entrepreneurs LLC                                  102,336 Series F
105 Rowayton Avenue
Rowayton, CT 06853

PaineWebber FBO Robert D. Clark                                         3,000 Common
50 W. San Fernando
Suite 800
San Jose, CA 95113

CMI Ventures                                                               31 Common
c/o Stephen Hagen
1436 Hamilton Avenue
Palo Alto, CA 94301

R. David Collin, Trustee under                                         30,180 Common
R. David Collin Trust                                                90,000 Series A
579 NE Plantation Road                                               23,341 Series B
#307-8 South                                                         13,517 Series F
Stuart, Florida 34996

Webster Street Fund
c/o David Collin
4 Thackery Lane
Mendham, NJ 07945

Wayne Combs                                                               364 Common
600 E. Weddell Drive #23                                              2,000 Series A
Sunnyvale, CA 94089

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Marion Corday, Trustees of                                            302,089 Common
The Corday Living Trust                                             224,000 Series A
810 N. Roxbury Drive                                                136,158 Series B
Beverly Hills, CA 90210

The Eliot Corday Research Foundation                                    9,278 Common
c/o Eliot Corday                                                    163,239 Series B
810 N. Roxbury Drive
Beverly Hills, CA 90210

Stephen Corday, M.D.                                                   43,192 Common
Cedars-Sinai Medical Towers                                           5,489 Series B
8635 W. Third St. #790 West                                              30 Series F
Los Angeles, CA 90048

Arthur P. Codling, Trustee of                                           1,127 Common
the Joshua Payne Cornett 1986                                        40,000 Series A
Trust UTA 1/15/86                                                     5,161 Series F
2339 Port Carlisle Place
Newport Beach, CA 92660

Arthur P. Codling, Trustee of                                           1,127 Common
the Todd Collins Cornett 1986                                        40,000 Series A
Trust UTA 1/15/86                                                    11,828 Series F
2339 Port Carlisle Place
Newport Beach, CA 92660

David C. Cornett and Christine C. Cornett, Trustees                    45,727 Common
of the Cornett Family Trust U/D/T 1/15/86                            75,000 Series A
2339 Port Carlisle Place                                              9,677 Series F
Newport Beach, CA 92660

Timothy Cortez                                                              7 Common
2870 Kilgore Road
Rancho Cordova, CA 95670

Suzanne P. Cummings Trust U/D/T dated 7/12/87                           5,472 Common
806 North Camden Drive
Beverly Hills, CA 90210

Cycad Group, LLC                                                       60,750 Common
c/o K. Leonard Judson, Esq.                                         111,108 Series A
1250 Coast Village Road                                              51,445 Series B
Suite K                                                              57,283 Series E
Santa Barbara, CA 93108-2720                                        116,084 Series F
                                                                     43,912 Series F
Lauri Deyhiny (Fischer)                                                 724 Series E

J. Kevin Drury                                                            125 Common
8631 W. Third Street
Los Angeles, CA 90048

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Dieter Enzmann                                                            172 Common
Chairman, Department of Radiology
Northwestern University
222 E. Superior, Ste 140
Chicago, IL 60611

Susan Enzmann                                                             172 Common
c/o Dieter Enzmann, M.D.
Chairman, Department of Radiology
Northwestern University
222 E. Superior, Ste 140
Chicago, IL 60611

ev3 Inc.                                                          3,864,734 Series E
c/o Jim Corbett                                                     208,340 Series F
1861 Buerkle Road
White Bear Lake, MN 55110

Scott M. Evans                                                        1,000 Series A
1152 Country Hill Drive
Santa Ana, CA 92705

Sidney L. Evans                                                       1,000 Series A
8701 East Sells Drive
Scottsdale, AZ 85251

Jean Farcot, M.D.                                                         125 Common
39 Rue Spontini
Paris, 75116
France

The Feffer Olins Family Trust                                         2,595 Series E
Attn: Ethan Feffer, Trustee                                             310 Series F
8 Tidal Surf                                                            292 Series F
Newport Coast, CA 92657

Fever Trust                                                         422,706 Series E
2800 Sand Hill Road
Menlo Park, CA 94025

Fever Trust II                                                       15,938 Series E
2800 Sand Hill Road
Menlo Park, CA 94025

Fever Trust III                                                      65,018 Series F
2800 Sand Hill Road
Menlo Park, CA 94025

Stephen R. Finn                                                       4,830 Series E
P.O. Box 1491                                                           387 Series F
San Mateo, CA 94401                                                     292 Series F

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Craig J. Foley                                                             13 Common
Wickham Capital Corp.
7 Locust Lane
Bronxville, NY 10708

Marie T. Frisbie                                                          150 Common
3230 Maple Leaf Court
San Jose, CA 95121

Pierre Gobin  M.D.                                                 19,355 Series C-D
Department of Radiology                                              19,323 Series E
Cornell University                                                    8,333 Series F
525 E. 68th Street, Box 141
New York, NY 10021

Goodman Co., Ltd.                                                       1,046 Common
16421-D Gothard Avenue
Attn: Akira Yamamoto
Huntington Beach, CA 92647

Guidant Corporation                                               621,746 Series C-D
135 Constitution Drive                                          1,124,617 Series C-D
Menlo Park, CA 94025

Hank & Co. (nominee name for Citibank, N.A.,                              241 Common
as Custodian for Citicare at the direction of
Chancellor Capital Management, Inc., Investment Manager)
UNKNOWN (No longer a Chancellor client)

Health Care Ventures, Inc.                                             37,923 Common
c/o Robert K. Anderson
8070 N. Coconino Road
Paradise Valley, AZ 85283

Jay C. Hoag                                                                 3 Common
Technology Crossover Ventures
575 High Street
Suite 400
Palo Alto, CA 94301

Harold C. Hohbach                                                         749 Common
29 Lowery Drive
Atherton, CA 94025

Hutton Living Trust dated 12/10/96                                   25,122 Series E
2 Santiago Avenue                                                     2,996 Series F
Atherton, CA 94027                                                   20,000 Series F

Jerome Jackson                                                            280 Common
1725 Fallen Leaf Lane
Los Altos, CA 94024

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Kaneko Enterprises, Inc.                                                6,771 Common
16421-D Gothard Avenue
Attn: Masahiko Kaneko
Huntington Beach, CA 92647

Sheila Kar                                                              2,000 Common
510 South Burnside Avenue #5J
Los Angeles, CA 90036

Gregory Kopchinsky                                                    8,333 Series F
105 Rowayton Avenue
Rowayton, CT 06853

Anthony R. Kozberg                                                      8,501 Common
721 North Linden Drive
Beverly Hills, CA 90210

Lindsey C. Kozberg                                                     11,834 Common
721 North Linden Drive
Beverly Hills, CA 90210

Joanne Corday Kozberg                                                  23,937 Common
721 North Linden Drive                                                1,324 Series A
Beverly Hills, CA 90210

Joanne C. Kozberg, Custodian for Anthony R. Kozberg                     3,685 Common
721 North Linden Drive                                                  220 Series A
Beverly Hills, CA 90210

Joanne C. Kozberg, Custodian for Lindsey C. Kozberg                       351 Common
721 North Linden Drive                                                  220 Series A
Beverly Hills, CA 90210

Roger A. Kozberg                                                          701 Common
721 North Linden Drive                                                  440 Series A
Beverly Hills, CA 90210

Tsu Lang                                                                   63 Common
301 North Elm Drive
Beverly Hills, CA 90210

Christian Lundquist                                                     1,052 Common
271 Sundown Terrace
Orinda, CA 94563

Ingemar H. Lundquist                                                    6,313 Common
P.O. Box 1186
Pebble Beach, CA 93953

Richard H. Lundquist                                                      188 Common
c/o Ingemar H. Lundquist
P.O. Box 1186
Pebble Beach, CA 93953

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Mayfield VIII                                                     940,264 Series C-D
2800 Sand Hill Road                                             2,440,769 Series C-D
Menlo Park, CA 94025                                              936,685 Series C-D
                                                                    481,427 Series E
                                                                    756,404 Series F

Mayfield Associates Fund III                                       49,488 Series C-D
2800 Sand Hill Road                                               128,463 Series C-D
Menlo Park, CA 94025                                               49,299 Series C-D
                                                                     25,339 Series E
                                                                     39,810 Series F

Medtronic, Inc.                                                        54,000 Common
710 Medtronic Parkway                                               535,452 Series A
Minneapolis, MN 55432                                               301,299 Series B
                                                                  994,706 Series C-D
                                                                  340,071 Series C-D
                                                                    415,459 Series E

Medtronic Asset Management, Inc.                                      270,000 Common
710 Medtronic Parkway
Minneapolis, MN 55432

Mellon Bank, N.A.                                                          19 Common
Master Trustee for Bell Atlantic Master Trust
(as directed by Chancellor Capital Management, Inc.,
Investment Manager)
UNKNOWN (No longer a Chancellor client)

Mellon Bank, N.A.                                                         303 Common
Master Trustee for Bell Atlantic Master Trust
(as directed by Citibank, N.A., Investment Manager)
UNKNOWN (No longer a Chancellor client)

Jerry Mezger                                                          1,000 Series A
Endicor Medical, Inc.                                                    80 Series F
5441 Avenida Encinas
Suite A
Carlsbad, CA 92008

MPM Bioventures II, L.P.                                            565,494 Series E
c/o Kurt Wheeler                                                    199,886 Series F
111 Huntington Avenue
31st Floor
Boston, MA 02199

MPM Bioventures II-QP, L.P.                                       5,123,691 Series E
c/o Kurt Wheeler                                                  1,811,086 Series F
111 Huntington Avenue
31st Floor
Boston, MA 02199

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
MPM Bioventures GMBH & Co. Parallel-Beteiligungs KG               1,803,795 Series E
c/o Kurt Wheeler                                                    637,592 Series F
111 Huntington Avenue
31st Floor
Boston, MA 02199

MPM Asset Management Investors 2000 B LLC                           117,970 Series E
c/o Kurt Wheeler                                                     41,699 Series F
111 Huntington Avenue
31st Floor
Boston, MA 02199

New Enterprise Associates VII, Limited Partnership                933,047 Series C-D
2490 Sand Hill Road                                             2,569,232 Series C-D
Menlo Park, CA 94025                                              985,984 Series C-D
                                                                  1,009,501 Series E
                                                                    844,489 Series F

NEA Presidents Fund, L.P.                                          51,550 Series C-D
2490 Sand Hill Road
Menlo Park, CA 94025

NEA Ventures 1997, Limited Partnership                              5,155 Series C-D
2490 Sand Hill Road
Menlo Park, CA 94025

Pamalion                                                             60,000 Series F
c/o Paul Gobin, M.D.
21, rue du Chateau
77310 Boissise-Le-Roi, France

Pantheon USA Fund Limited                                                 244 Common
Attn: Ian Deas
50 California Street, Suite 906
San Francisco, CA 94111

Karen & Noel Peterkin                                                     152 Common
4730 Galice Road
Merlin, OR 97532

Piper Jaffray Healthcare Fund II Limited Partnership            1,384,616 Series C-D
Piper Jaffray Ventures, Inc.                                      417,224 Series C-D
100 Spear Street, Suite 1600                                        347,827 Series E
San Francisco, CA 94105                                             290,805 Series F

Pitt & Co.                                                                321 Common
c/o Bankers Trust Company
GFS/CTAG Bin #4 Window #43
16 Wall Street - 4th Floor
Attn: Joycelyn Frett
New York, NY 10005

Lavergne Poe                                                              125 Common
P.O. Box 620096
Woodside, CA 94062

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
David C. Pound                                                            808 Common
24831 Weyburn
Laguna Hills, CA 92653

Private Equity Investment Fund, L.P.                                       17 Common
Attn: Charles Stetson, Jr.
115 E. 62nd Street
New York, NY 10021

Richard and Lori Randall                                              3,000 Series A

Natasha Reiss, under GUGMA                                                 32 Common
Until age 18

Tanya Reiss                                                                32 Common

Reiss Family Trust U/D/T                                                   63 Common
Dated 12/19/88

Rovent Limited Partnership                                              3,062 Common
By Advent International Limited Partnership, General Partner
By Advent International Corporation, General Partner
Attn: Paal Gisholt
101 Federal Street
Boston, MA 02110

Dr. Seth Rudnick                                                     12,000 Series F
105 Rowayton Avenue
Rowayton, CT 06853

Saturn & Co. TID04-2457313                                                798 Common
by TA Associates
Attn: Katherine S. Cromwell
125 High Street
Suite 2500
Boston, MA 02110

Parag Saxena                                                                5 Common
Chancellor Capitol Management, Inc.
Managing Director
1166 Avenue of the Americas
Attn: Mark Radovanovich
New York, NY 10036

Sequoia Capital IV                                                     33,872 Common
c/o Sequoia Technology Partners
Building 4, Suite 280
3000 Sand Hill Road
Attn: Gordon Russell
Menlo Park, CA 94025

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Sequoia Technology Partners II                                          2,259 Common
c/o Sequoia Technology Partners
Building 4, Suite 280
3000 Sand Hill Road
Attn: Gordon Russell
Menlo Park, CA 94025

Sequoia XX                                                                273 Common
c/o Sequoia Technology Partners
Building 4, Suite 280
3000 Sand Hill Road
Attn: Gordon Russell
Menlo Park, CA 94025

Sequoia XXI                                                             1,233 Common
Building 4, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Philip M. Shaw                                                              2 Common
Chancellor Capital Management
1166 Avenue of the Americas
New York, NY 10036

Cheryl Shea                                                                 8 Common

Gloria Sherwood                                                           131 Common
7829 Harbor Town
Las Vegas, NV 89113

Stan Shofner                                                               47 Common

Nancy A. Shultz                                                           940 Common
35 Calle Maria                                                        8,000 Series A
Rancho Santa Margarita, CA 92688

Darline Silk                                                            2,000 Common
Cedars Sinai Medical Towers
8635 W. Third Street, #790 West
Los Angeles, CA 90048

Dale Simbro                                                             3,334 Common
1835 Port Carlow Place
Newport Beach, CA 92660

Stanford University                                                       388 Common
Stanford Management Office
Attn: Carol Gilmer
2770 Sand Hill Road
Menlo Park, CA 94025

Peter K. and Christine Stein, Trustees                                  3,584 Common
FBO The Stein Family Trust U/A Dated 6/4/84
1340 Fairway Drive
Los Altos, CA 94024

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
John L. Stevens                                                           207 Common
835 Panorama Road                                                     8,000 Series A
Fullerton, CA 926831

TA Investors                                                              145 Common
By TA Associates
Attn: Katherine S. Cromwell
125 High Street
Suite 2500
Boston, MA 02110

Zoltan Tarczy-Hornoch                                                   1,383 Common
2 Commodore Drive, Apt. #475
Emeryville, CA 94608

Marc Tesler                                                                 3 Common
Technology Crossover Ventures
575 High Street
Suite 400
Palo Alto, CA 94301

Phil Thomas                                                            30,000 Common
3 Hazelwood Lane
Smokerise Kinnelon, NJ 07405

Unicorn Medical Inc.                                               76,924 Series C-D
c/o Pierre Gobin, M.D.                                              14,492  Series E
Department of Radiology                                               6,666 Series F
Cornell University
525 E. 68th Street, Box 141
New York, NY 10021

Vertical Fund I, L.P.                                             466,154 Series C-D
25 DeForest Avenue                                                361,471 Series C-D
Summit, NJ 07901                                                    210,858 Series E
                                                                    196,914 Series F
                                                                    127,258 Series F

Vertical Fund II, L.P.                                            149,231 Series C-D
25 DeForest Avenue                                                115,718 Series C-D
Summit, NJ 0790                                                      62,894 Series E
                                                                     47,326 Series F
                                                                     30,827 Series F

William Washington                                                          3 Common
2521 Stockport # 172
Laguna Hills, CA 92653

Russ Weiner                                                             483 Series E

John P. Welsh                                                              66 Common
25108 Marguerite Parkway
#B426
Mission Viejo, CA 92692

Mark E. Whitebook                                                      13,542 Common
34661 Calle Rosita
Capistrano Beach, CA 92624-1550

NAME & ADDRESS OF INVESTOR                                     REGISTRABLE SECURITIES
--------------------------                                     ----------------------
Raymond A. Williams and Carol Bartle Williams                          22,313 Common
1960 Webster Street
Palo Alto, CA 94301

Raymond A. Williams, Jr.                                              225,217 Common
1960 Webster Street                                                 177,776 Series A
Palo Alto, CA 94301                                                 211,228 Series B
                                                                     13,300 Series F
                                                                      6,733 Series F

R. Austin Williams, III                                               165,610 Common
2683 Green Street                                                   133,332 Series A
San Francisco, CA 94123-4606                                        131,506 Series B
                                                                      8,587 Series F
                                                                      4,391 Series F

Reid Alexander Williams                                               165,610 Common
13 Vandam Street                                                    133,332 Series A
New York, NY 10013                                                  131,506 Series B
                                                                      8,587 Series F
                                                                      4,391 Series F

Gabrielle M. Wirth                                                    2,415 Series E
38 Technology Drive                                                     194 Series F
Irvine, CA 92618                                                        292 Series F

Vivian Wohl                                                                16 Common
Robertson, Stephens & Company
555 California Street, #2600
San Francisco, CA 94104

WS Investments 85A                                                         50 Common
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

WS Investments 86A                                                         10 Common
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

WS Investments 92B                                                   22,212 Series A
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

WTI Ventures                                                            9,415 Common
Attn: S. Allan Johnson
1010 Menlo Center, Room 306
Menlo Park, CA 94025

The Wood Family Trust,                                               20,000 Series F
Jeffrey G. Wood, Co Trustee
Wall Street Property Company
567 San Nicolas Drive, Suite 207
Newport Beach, CA 92660

                                    EXHIBIT B

               COUNTERPART TO TENTH AMENDED AND RESTATED INVESTOR
                                RIGHTS AGREEMENT

     The undersigned hereby agrees to be a party to, and to be bound by the terms and subject to the conditions of, the Tenth Amended and Restated Investor Rights Agreement, dated as of September __, 2004 (the "Investor Rights Agreement"), by and among the Company and the Investors as an "Investor" thereunder.

     All capitalized terms not defined herein shall have the meanings set forth in the Investor Rights Agreement.

     The undersigned has executed this Counterpart to the Investor Rights Agreement as of 9/21, 2004.
                                        Stephen R. Finn
                                        ----------------------------------------
                                        (Print name of individual or company)


                                        Sign: /s/ Stephen R. Finn
                                              ----------------------------------
                                        Title (if applic.):
                                                            --------------------

                                        Address:
                                        PO Box 1491
                                        San Mateo, CA 94401
                                        Tel. no.: 415-309-3073
                                        Fax no.: 415-442-1010

                                    EXHIBIT B

               COUNTERPART TO TENTH AMENDED AND RESTATED INVESTOR
                                RIGHTS AGREEMENT

     The undersigned hereby agrees to be a party to, and to be bound by the terms and subject to the conditions of, the Tenth Amended and Restated Investor Rights Agreement, dated as of September __, 2004 (the "Investor Rights Agreement"), by and among the Company and the Investors as an "Investor" thereunder.

     All capitalized terms not defined herein shall have the meanings set forth in the Investor Rights Agreement.

     The undersigned has executed this Counterpart to the Investor Rights Agreement as of Oct. 1, 2004.
                                        Gabrielle M. Wirth
                                        ----------------------------------------
                                        (Print name of individual or company)


                                        Sign: /s/ Gabrielle M. Wirth
                                              ----------------------------------
                                        Title (if applic.):
                                                            --------------------

                                        Address:
                                        38 Technology Drive
                                        Irvine, CA 92618
                                        Tel. no.: 949 932-3690
                                        Fax no.:

                                    EXHIBIT B

               COUNTERPART TO TENTH AMENDED AND RESTATED INVESTOR
                                RIGHTS AGREEMENT

     The undersigned hereby agrees to be a party to, and to be bound by the terms and subject to the conditions of, the Tenth Amended and Restated Investor Rights Agreement, dated as of September __, 2004 (the "Investor Rights Agreement"), by and among the Company and the Investors as an "Investor" thereunder.

     All capitalized terms not defined herein shall have the meanings set forth in the Investor Rights Agreement.

     The undersigned has executed this Counterpart to the Investor Rights Agreement as of _______________, 200___.

                                        Ellen S. Bancroft
                                        ----------------------------------------
                                        (Print name of individual or company)


                                        Sign: /s/ Ellen Bancroft
                                              ----------------------------------
                                        Title (if applic.):
                                                            --------------------

                                        Address:
                                        6 South View
                                        Coto de Caza, CA 92679
                                        Tel. no.: 949/ 932-3670
                                        Fax no.: 949/ 932-3601